-1-



                          Registration No.: 333-70232


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         Post-Effective Amendment No. 1
                                       To
                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

               Exact name of issuer as specified in its charter:


                            HEWLETT-PACKARD COMPANY

          State or other jurisdiction of          I.R.S. Employer
          incorporation or organization:        Identification No.:
                     Delaware                        94-1081436


                    Address of principal executive offices:
                3000 Hanover Street, Palo Alto, California 94304

                            Full title of the plans:

                   StorageApps Inc. 2000 Stock Incentive Plan

                     Name and address of agent for service:
                                 ANN O. BASKINS
                  Vice President, General Counsel and Secretary
                3000 Hanover Street, Palo Alto, California 94304

  Telephone Number, including area code, of agent for service: (650) 857-1501

                         CALCULATION OF REGISTRATION FEE

                                       Proposed maximum    Proposed maximum     Amount of
Title of securities    Amount to be    offering price      aggregate offering   registration
Securities to          Registered      per share           price                fee (1)(2)
be Registered
-------------------    ------------    ----------------    ------------------   ------------

Common Stock
$0.01 par value
to be issued under
the StorageApps Inc.   837,571         $7.85 - $78.50      $9,719,778           $0
2000 Stock Incentive
Plan

----------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(2) A registration fee of $2,430 was previously paid with the registration of 837,089 shares of the Registrant's common stock under the Form S-8, Registration No.: 333-70232; this fee includes the additional $.49 registration fee for the additional 482 shares of the Registrant's common stock being registered herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of the Registrant's Forms S-8 Registration Statement, Registration No. 333-70232, dated September 26, 2001, relating to the StorageApps Inc. 2000 Stock Incentive Plan are incorporated herein by reference.

Item 8.    Exhibits.

4.1*       StorageApps Inc. 2000 Stock Incentive Plan.

5          Opinion re legality.

23.1       Consent of Ernst & Young, Independent Auditors.

23.2 Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

24*        Powers of attorney.

* Previously filed and incorporated herein by reference.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Hewlett-Packard Company, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 9th day of October, 2001.




                                       HEWLETT-PACKARD COMPANY


                                       /s/ Charles N. Charnas
                                       ----------------------
                                       Charles N. Charnas
                                         Assistant Secretary
                                         and Senior Managing Counsel

                                POWER OF ATTORNEY

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                            Title                       Date

*
________________________                 Director                October 9, 2001
Philip M. Condit

*
________________________                 Director                October 9, 2001
Patricia C. Dunn

*                            Chairman, President and Chief
________________________      Executive Officer (Principal       October 9, 2001
Carleton S. Fiorina                Executive Officer)

*
________________________      Vice President and Controller      October 9, 2001
Jon E. Flaxman               (Principal Accounting Officer)

*
________________________                 Director                October 9, 2001
Sam Ginn

*
________________________                 Director                October 9, 2001
Richard A. Hackborn

*
________________________                 Director                October 9, 2001
Walter B. Hewlett

*
________________________                 Director                October 9, 2001
George A. Keyworth

*
________________________                 Director                October 9, 2001
Robert E. Knowling Jr.

*                                Executive Vice President,
________________________     Finance and Administration, Chief   October 9, 2001
Robert P. Wayman              Financial Officer and Director
                               (Principal Financial Officer)



*By: /s/ Charles N. Charnas
     ----------------------
     Charles N. Charnas
       (Attorney-in-fact)

                                  EXHIBIT INDEX



Exhibit No.

4.1*       StorageApps Inc. 2000 Stock Incentive Plan.

5          Opinion re legality.

23.1       Consent of Ernst & Young, Independent Auditors.

23.2 Consent of Counsel. Contained with the opinion filed as Exhibit 5 hereto and incorporated herein by reference.

24*        Powers of attorney.

* Previously filed and incorporated herein by reference.

                                    EXHIBIT 5



October 9, 2001

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

           837,571 Shares of Common Stock of Hewlett-Packard Company offered pursuant to the StorageApps Inc. 2000 Stock Incentive Plan

Dear Sir or Madam:

         I have examined the proceedings taken and the instruments executed in connection with the organization and present capitalization of Hewlett-Packard Company (the "Company") and the reservation for issuance and authorization of the sale and issuance from time to time of not in excess of an aggregate of 837,571 shares of the Company's Common Stock (the "Shares") pursuant to the terms of the StorageApps Inc. 2000 Stock Incentive Plan (the "Plan"). The Shares are the subject of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, which is being filed with the Securities and Exchange Commission and to which this opinion is to be attached as an exhibit.

         Upon the basis of such examination, I am of the following opinion:

         1. The authorized shares of the Company consist of 300,000,000 shares of Preferred Stock, of which 4,500,000 shares are designated as Series A Participating Preferred Stock, and 9,600,000,000 shares of Common Stock.

         2. The proper corporate proceedings necessary to the reservation for issuance and the authorization of the sale and issuance from time to time of not in excess of an aggregate of 837,571 shares of the Common Stock of the Company pursuant to the Plan have been duly taken and, when issued pursuant to the Plan, the Shares will be duly and validly issued and fully paid and nonassessable.

         3. When the above-mentioned Registration Statement relating to the Shares has become effective and when the listing of the Shares on the New York Stock Exchange, Inc. and the Pacific Exchange, Inc. has been authorized, all authorizations, consents, approvals, or other orders of all United States regulatory authorities required for the issuance of the Shares will have been obtained.

         You are further advised that I consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.


                                       Very truly yours,

                                       /s/ Charles N. Charnas
                                       ----------------------
                                       Charles N. Charnas
                                         Assistant Secretary
                                         and Senior Managing Counsel

                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-70232) pertaining to the StorageApps Inc. 2000 Stock Incentive Plan of our report dated November 15, 2000, with respect to the consolidated financial statements and schedules of Hewlett-Packard Company in its Annual Report on Form 10-K for the year ended October 31, 2000, filed with the Securities and Exchange Commission.



                                                              /s/ Ernst & Young


San Jose, California
October 5, 2001